MODEL N ANNOUNCES SECOND QUARTER FISCAL 2014 FINANCIAL RESULTS

Redwood City, CA (May 1, 2014) – Model N, Inc., (NYSE: MODN), the leading revenue management solutions provider to the life science and technology industries, today announced financial results for the second quarter of fiscal 2014, which ended March 31, 2014.

“Our results this quarter showed continued progress towards our goal of returning to growth in Fiscal 2015,” said Zack Rinat, Founder, Chairman, and Chief Executive Officer at Model N. “We had the largest bookings quarter in the history of the company and significantly enhanced our market opportunity through the launch of the REVVY Sales Application Suite. I am pleased to have both reported results above our projections and increased our guidance for the balance of the fiscal year.”

Second Quarter Fiscal 2014 Financial Highlights:

  Total Revenues: Total revenues were $20.7 million, compared to $24.6 million for the second quarter of fiscal 2013.
  Gross Profit: Gross profit was $10.8 million, compared to $13.0 million for the second quarter of fiscal 2013. Non-GAAP gross profit was $11.5 million, compared to $13.3 million for the second quarter of fiscal 2013.
  Loss from operations: GAAP loss from operations was $(4.9) million, compared to $(1.0) million for the second quarter of fiscal 2013. Non-GAAP loss from operations was $(1.9) million, compared to roughly breakeven for the second quarter of fiscal 2013.
  Net loss: GAAP net loss was $(5.0) million, compared to $(1.9) million for the second quarter of fiscal 2013. GAAP diluted net loss per share attributed to common stockholders was $(0.21) based upon weighted average shares outstanding of 24.4 million, as compared to $(0.19) for the second quarter of fiscal 2013 based upon weighted average shares outstanding of 10.1 million.
  Non-GAAP net loss: Non-GAAP net loss was $(2.0) million, as compared to $(0.2) million for the second quarter of fiscal 2013. Non-GAAP diluted net loss per share was $(0.08) based upon weighted average shares outstanding of 24.4 million, as compared to $(0.01) for the second quarter of fiscal 2013 based upon weighted average shares outstanding of 16.4 million.
  Adjusted EBITDA: Adjusted EBITDA was $(1.1) million, compared to $0.5 million for the second quarter of fiscal 2013.

Use of Non-GAAP Financial Measures

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures, including the reasons management uses each measure, is also included below under the heading “Non-GAAP Financial Measures.”

Guidance:

As of May 1, 2014, we are providing guidance for the third quarter of fiscal 2014 as well as the full fiscal year ending September 30, 2014.

Third Quarter Fiscal 2014 Guidance:

  Total revenues are expected to be in the range from $19.0 million to $19.5 million,
  Non-GAAP loss from operations is expected to be in the range of ($4.0) to ($3.5) million,
  Non-GAAP net loss per diluted share is expected to be in the range of ($0.16) to ($0.14) based upon weighted average shares outstanding of 24.8 million shares.

Fiscal Year 2014 Guidance:

  Total revenues are expected to be in the range from $80.0 million to $82.0 million,
  Non-GAAP loss from operations is expected to be in the range of ($11.0) to ($9.0) million,
  Non-GAAP net loss per diluted share is expected to be in the range of ($0.45) to ($0.37) based upon weighted average shares outstanding of 24.5 million shares.

Quarterly Results Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the second quarter 2014, which ended March 31, 2014. To access the call, please dial (877) 705-6003 in the U.S. or (201) 493-6725 internationally. Passcode is 13579773. A live webcast of the conference will be accessible from Model N’s website at: http://investor.modeln.com. Following the completion of the call through 11:59 p.m. ET on May 8, 2014, a recording will be available for replay at: http://investor.modeln.com and a telephone replay will be available by dialing (877) 870-5176 in the U.S. or (858) 384-5517 internationally with recording access code 13579773.

About Model N

Model N is the leader in Revenue Management solutions. Model N helps its customers maximize their revenue and reduce revenue compliance risk by managing every dollar that impacts their top line encompassing contracting, pricing, incentives, and rebates. Model N leverages its deep industry expertise to support the unique business needs of Life Sciences and Technology companies in more than 50 countries. Global Customers include: Actavis, Allergan, Amgen, Atmel, Boston Scientific, Bristol-Myers Squibb, Dell, Johnson & Johnson, Linear Technology, Merck, Marvell, Maxim, Micron, Nokia, Novartis, Novo Nordisk, ON Semiconductor, and STMicroelectronics. Learn more at: http://www.modeln.com. Model N is traded on the New York Stock Exchange under the symbol MODN.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N’s third quarter and full year fiscal year 2014 revenue and other financial projections, future prospects, and market opportunities. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to resolve our sales execution challenges; (iii) the timing of new orders and the associated revenue recognition; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (vii) our ability to manage our growth effectively; and (viii) acceptance of our applications and services by customers; (ix) success of new products; (x) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; (x) our ability to retain customers. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission, including our final prospectus, our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2013, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Our reported results include certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP loss from operations, non-GAAP net loss, weighted-average shares outstanding, non-GAAP net loss per share, and adjusted EBITDA. Non-GAAP gross profit excludes stock-based compensation expense, LeapFrogRX compensation charges and amortization of intangible assets. Non-GAAP loss from operations and non-GAAP net loss exclude stock-based compensation expense, LeapFrogRX compensation charges, amortization of intangible assets, changes in fair value of preferred stock warrant liability, and restructuring charges as they are often excluded by other companies to help investors understand the operational performance of their business and, in the case of stock-based compensation, can be difficult to predict. In addition, stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price. Adjusted EBITDA is defined as net loss, adjusted for LeapFrogRX compensation charges, depreciation and amortization, stock-based compensation expense, restructuring charges, interest and other (income) expenses, net, and provision for income taxes. Reconciliation tables are provided in this press release.

Investor Relations Contact:

ICR for Model N

Greg Kleiner, 650-610-4998 investorrelations@modeln.com

Media Contact:

Model N

Alexandria Rumble Tel: +44 (0)1932 895090 Marketing arumble@modeln.com

Model N Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)
(unaudited)
	March 31,	September 30,
	2014	2013

Assets
Current assets:
Cash and cash equivalents	$101,724	$103,350
Accounts receivable, net	20,394	16,140
Deferred cost of implementation services, current portion	395	491
Prepaid expenses	2,733	3,225
Other current assets	322	342

Total current assets	125,568	123,548
Property and equipment, net	6,638	7,871
Goodwill	1,509	1,509
Intangible assets, net	753	918
Other assets	944	626

Total assets	$135,412	$134,472

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$287	$468
Accrued employee compensation	11,074	13,941
Accrued liabilities	2,398	2,848
Deferred revenue, current portion	22,727	19,131
Capital lease obligations, current portion	97	318

Total current liabilities	36,583	36,706
Long-term liabilities:
Deferred revenue, net of current portion	2,995	3,507
Other long-term liabilities	671	641

Total long-term liabilities	3,666	4,148

Total liabilities	40,249	40,854

Stockholders' equity:
Common stock	4	3
Preferred stock	-	-
Additional paid-in capital	165,657	156,032
Accumulated other comprehensive loss	(228)	(302)
Accumulated deficit	(70,270)	(62,115)

Total shareholders’ equity	95,163	93,618

Total liabilities and stockholders' equity	$135,412	$134,472

Model N Inc.
Condensed Consolidated Statements of Operations
(dollars and shares in thousands, except per share amounts)
(unaudited)
	Three months ended		Six months ended

	March 31,	March 31,	March 31,	March 31,
	2014	2013	2014	2013

Revenues:
License and implementation	$9,846	$14,481	$19,376	$26,943
SaaS and maintenance	10,804	10,078	22,833	19,957

Total revenues	20,650	24,559	42,209	46,900
Cost of revenues:
License and implementation	4,544	6,800	9,143	12,360
SaaS and maintenance	5,269	4,781	10,615	9,304

Total cost of revenues	9,813	11,581	19,758	21,664

Gross profit	10,837	12,978	22,451	25,236

Operating expenses:
Research and development	4,681	4,483	9,548	8,602
Sales and marketing	6,336	5,770	11,629	11,106
General and administrative	4,717	3,758	9,115	7,635
Restructuring	-	-	69	-

Total operating expenses	15,734	14,011	30,361	27,343

Loss from operations	(4,897)	(1,033)	(7,910)	(2,107)
Interest (income) expense, net	(3)	115	(7)	241
Other expenses, net	56	660	87	712

Loss before income taxes	(4,950)	(1,808)	(7,990)	(3,060)
Provision for income taxes	82	88	165	149

Net loss	(5,032)	(1,896)	(8,155)	(3,209)

Net loss attributable to common stockholders	(5,032)	(1,896)	(8,155)	(3,209)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.21)	$(0.19)	$(0.34)	$(0.35)

Weighted average number of shares used in computing
net loss per share attributable to common stockholders:
Basic and diluted	24,406	10,137	23,924	9,071

Model N Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)
	Three months ended		Six months ended
		March 31,		March 31,

	2014	2013	2014	2013

Cash flows from operating activities:

Net loss	$(5,032)	$(1,896)	$(8,155)	$(3,209)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	839	495	1,714	937
Amortization of intangible assets	82	84	165	165
Stock-based compensation	2,816	942	4,788	1,499
Amortization of debt discount	-	10	-	20
Changes in fair value of preferred stock warrant liability	-	685	-	671
Provision for doubtful accounts		1	-	9
Deferred income taxes	10	34	20	59
Changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(3,702)	748	(4,254)	(2,732)
Prepaid expenses and other assets	(809)	(151)	287	(1,491)
Deferred cost of implementation services	78	273	89	290
Accounts payable	175	(862)	(174)	307
Accrued employee compensation	(2,112)	449	(2,777)	424
Other accrued and long-term liabilities	(247)	(457)	(532)	1,579
Deferred revenue	3,957	(1,756)	3,084	(1,045)

Net cash used in operating activities	(3,945)	(1,401)	(5,745)	(2,517)

Cash flows from investing activities:
Purchases of property and equipment	(437)	(308)	(518)	(472)
Capitalization of software development costs	-	(831)	-	(1,722)
Sale (purchase) of short-term investments	9,998	-	-	(63)

Net cash provided by (used in) investing activities	9,561	(1,139)	(518)	(2,257)

Cash flows from financing activities:
Proceeds from initial public offering, net of offering costs of $7.6 million	-	101,064	-	101,064
Proceeds from exercise of stock options and employee stock purchase plan	3,388	423	4,838	513
Payments for deferred offering costs	-	(1,761)	-	(1,976)
Principal payments on capital lease obligations	(94)	(158)	(221)	(298)
Principal payments on loan	-	(625)	-	(1,250)

Net cash provided by financing activities	3,294	98,943	4,617	98,053

Effect of exchange rate changes on cash and cash equivalents	25	(12)	20	(23)

Net change in cash and cash equivalents	8,935	96,391	(1,626)	93,256
Cash and cash equivalents at beginning of period	92,789	12,633	103,350	15,768

	$101,72	$109,02	$101,72	$109,02
Cash and cash equivalents at end of period	4	4	4	4

Model N Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(dollars and shares in thousands, except per share amounts)
(unaudited)
	Three months ended		Six months ended
		March 31,		March 31,

	2014	2013	2014	2013

Reconciliation from GAAP net loss to adjusted EBITDTA
		$
GAAP net loss:	$ (5,032)	(1,896)	$(8,155)	$(3,209)
Reversal of non-GAAP expenses:
Stock-based compensation	2,816	942	4,788	1,499
Depreciation and amortization	921	578	1,879	1,102
LeapFrogRx compensation charges	101	25	301	414
Restructuring	-	-	69	-
Interest (income) expense, net	(3)	115	(7)	241
Other expenses, net	56	660	87	712
Provision for income taxes	82	88	165	149

Adjusted EBITDA	$(1,059)	$512	$(873)	$908

	Three months ended		Six months ended
		March 31,		March 31,

	2014	2013	2014	2013

Reconciliation from GAAP gross profit to non-GAAP gross profit:
GAAP gross profit:	$10,837	$12,978	$22,451	$25,236
Reversal of non-GAAP expenses:
Stock-based compensation (a)	514	204	955	318
Amortization of intangible assets (b)	60	61	121	121
LeapFrogRx compensation charges (c)	63	16	188	257

Non-GAAP gross profit	$11,474	$13,259	$23,715	$25,932

Percentage of revenue	55.6%	54.0%	56.2%	55.3%

	Three months ended		Six months ended
		March 31,		March 31,

	2014	2013	2014	2013

Reconciliation from GAAP gross profit to non-GAAP gross profit:
for license and implementation:
GAAP gross profit - license and implementation:	$5,302	$7,681	$10,233	$14,583
Reversal of non-GAAP expenses:
Stock-based compensation (a)	330	90	546	130

Non-GAAP gross profit - license and implementation	$5,632	$7,771	$10,779	$14,713

Percentage of revenue	57.2%	53.7%	55.6%	54.6%

	Three months ended		Six months ended
		March 31,		March 31,

	2014	2013	2014	2013

Reconciliation from GAAP gross profit to non-GAAP gross profit:
for SaaS and maintenance:
GAAP gross profit - SaaS and maintenance:	$5,535	$5,297	$12,218	$10,653
Reversal of non-GAAP expenses:
Stock-based compensation (a)	184	114	409	188
Amortization of intangible assets (b)	60	61	121	121
LeapFrogRx compensation charges (c)	63	16	188	257

Non-GAAP gross profit - SaaS and maintenance	$5,842	$5,488	$12,936	$11,219

Percentage of revenue	54.1%	54.5%	56.7%	56.2%

	Three months ended		Six months ended
		March 31,		March 31,

	2014	2013	2014	2013

Reconciliation from GAAP research and development to non-
GAAP research and development:
GAAP research and development:	$4,681	$4,483	$9,548	$8,602
Reversal of non-GAAP expenses:
Stock-based compensation (a)	(400)	(98)	(662)	(152)
LeapFrogRx compensation charges (c)	(2)	(4)	(9)	(31)

Non-GAAP research and development	$4,279	$4,381	$8,877	$8,419

	Three months ended		Six months ended
		March 31,		March 31,

	2014	2013	2014	2013

Reconciliation from GAAP sales and marketing to non-GAAP
sales and marketing:
GAAP sales and marketing:	$6,336	$5,770	$11,629	$11,106
Reversal of non-GAAP expenses:
Stock-based compensation (a)	(668)	(454)	(1,210)	(713)
Amortization of intangible assets (b)	(22)	(22)	(44)	(43)
LeapFrogRx compensation charges (c)	(14)	(4)	(54)	(88)

Non-GAAP sales and marketing	$5,632	$5,290	$10,321	$10,262

	Three months ended		Six months ended
		March 31,		March 31,

	2014	2013	2014	2013

Reconciliation from GAAP general and administrative to non-
GAAP general and administrative:
GAAP general and administrative:	$4,717	$3,758	$9,115	$7,635
Reversal of non-GAAP expenses:
Stock-based compensation (a)	(1,234)	(186)	(1,961)	(316)
LeapFrogRx compensation charges (c)	(22)	(1)	(50)	(38)

Non-GAAP general and administrative	$3,461	$3,571	$7,104	$7,281

	Three months ended		Six months ended
		March 31,		March 31,

	2014	2013	2014	2013

Reconciliation from GAAP loss from operations to non-GAAP
income (loss) from operations:
GAAP loss from operations:	$(4,897)	$(1,033)	$(7,910)	$(2,107)
Reversal of non-GAAP expenses:
Stock-based compensation (a)	2,816	942	4,788	1,499
Amortization of intangible assets (b)	82	83	165	164
LeapFrogRx compensation charges (c)	101	25	301	414
Restructuring (e)	-	-	69	-

Non-GAAP income (loss from) operations	$(1,898)	$17	$(2,587)	$(30)

	Three months ended		Six months ended
		March 31,		March 31,

	2014	2013	2014	2013

Numerator:
Reconciliation between GAAP and non-GAAP net loss:
GAAP net loss:	$(5,032)	$(1,896)	$(8,155)	$(3,209)
Reversal of non-GAAP expenses:
Stock-based compensation (a)	2,816	942	4,788	1,499
Amortization of intangible assets (b)	82	83	165	164
LeapFrogRx compensation charges (c)	101	25	301	414
Changes in fair value of preferred stock warrant liability (d)	-	684	-	670
Restructuring (e)	-	-	69	-

Non-GAAP net loss attributable to Model N Inc. common
stockholders	$(2,033)	$(162)	$(2,832)	$(462)

Denominator:
Reconciliation between GAAP and non-GAAP weighted average
shares used in computing diluted net loss per share attributable to
Model N, Inc. common stockholders:
Weighted average number of shares used in computing GAAP
diluted net loss per share	24,406	10,137	23,924	9,071
Assuming the conversion of preferred stock at the beginning of
each period	-	6,284	-	6,772

Weighted average shares used in computing non-GAAP
diluted net loss per common share	24,406	16,421	23,924	15,843

GAAP diluted net loss per share attributable to Model N Inc.
common stockholders	$(0.21)	$(0.19)	$(0.34)	$(0.35)

Non-GAAP diluted net income per share attributable to Model N
Inc. common stockholders	$(0.08)	$(0.01)	$(0.12)	$(0.03)

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, Model N uses non-GAAP measures of adjusted EBITDA, net loss, weighted average shares outstanding and net loss per share, which are adjusted to exclude LeapFrogRx compensation charges, stock-based compensation expense, restructuring charge, amortization of intangible assets and changes in fair value of preferred stock warrant liability and includes dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Model N’s underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating loss, net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expense in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)	Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. Stock- based compensation expenses are excluded from our non-GAAP income because stock-based compensation amounts are difficult to forecast due in part to the volume and timing of stock option and restricted stock grants and the volatility of our common stock. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operation results to prior periods and to our peer companies.

(b)	Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operation results to prior periods and to our peer companies.

(c)	In January 2012, we acquired LeapFrog Rx for initial cash consideration of $3.0 million as well as potential additional payments to former LeapFrogRx shareholders totaling up to $8.3 million which are expected to be incurred through January 2015. These additional payments are, among other things, subject to future continued employment and are therefore considered compensatory in nature and are being recognized as compensation expense (LeapFrogRx compensation charges) over the term of each component. We believe that the exclusion of these expenses provides for a better comparison of our operation results to prior periods and to our peer companies.

(d)	Preferred stock warrant was classified as liability and was marked to market in each period until the preferred stock warrant was converted to common stock warrant upon the closing date of IPO. The change in fair value of preferred stock warrant liability was a non-cash item. We believe that the exclusion of this expense provides for a better comparison of our operation results to prior periods and to our peer companies.

(e)	On September 30, 2013, the Company recorded a workforce reduction restructuring charge of $1.2 million primarily related to employee separation packages, which included severance pay, benefits continuation and outplacement costs. We believe that the exclusion of this expense provides for a better comparison of our operation results to prior periods and to our peer companies.